Exhibit 99.1

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

Cornick Garber Sandler

Certified Public Accountants & Advisors

Independent Auditors’ Report

De Novo Legal, LLC

New York, New York

We have audited the accompanying consolidated balance sheet of DE NOVO LEGAL, LLC AND SUBSIDIARY as at December 31, 2010 and the related consolidated statements of operations and members’ capital and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of De Novo Legal, LLC and Subsidiary as at December 31, 2010 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.

/s/ Cornick, Garber & Sandler, LLP
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

March 29, 2011

Cornick, Garber & Sandler, LLP
825 Third Avenue, New York, NY 10022-9524 T 212.557.3900 F 212.557.3936
50 Charles Lindbergh Blvd., Uniondale, NY 11553-3600 T 516.542.9030 F 516.542.9035	cgscpa.com

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AS AT DECEMBER 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$316,989
Accounts receivable	11,627,017
Prepaid taxes	188,613
Prepaid expenses and other current assets	910,635

Total current assets	13,043,254

Equipment, furniture and improvements, net of accumulated depreciation	2,773,657
Due from members	7,363,281
Other assets	228,509

TOTAL	$23,408,701

LIABILITIES

Current liabilities:
Accounts payable and accrued expenses	$1,451,952
Notes payable bank	5,845,000
Equipment leases payable (current portion)	829,189
Deferred income taxes	487,000

Total current liabilities	8,613,141

Deferred rent payable	58,556
Deferred income taxes	45,000
Equipment leases payable (less current portion included above)	723,918

Total liabilities	9,440,615

Commitments and contingencies

MEMBERS’ CAPITAL

De Novo Legal, LLC	12,927,397

Noncontrolling interest in subsidiary	1,040,689

Total members’ capital	13,968,086

TOTAL	$23,408,701

The notes to financial statements are made a part hereof.

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2010

			Noncontrolling
		De Novo	Interest in
	Combined	Legal, LLC	Subsidiary

Members’ capital - January 1, 2010	$9,359,126	$8,915,496	$443,630

Net income	5,808,960	5,211,901	597,059

Less: Distributions	(1,200,000)	(1,200,000)

MEMBERS’ CAPITAL - DECEMBER 31, 2010	$13,968,086	$12,927,397	$1,040,689

The notes to financial statements are made a part hereof.

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

Net service revenues		$41,814,905

Direct cost of services		24,878,283

Gross profit		16,936,622

Expenses:
Salaries	$4,761,425
Payroll taxes	388,988
Payroll processing	39,851
Professional fees	719,657
Rent and utilities	1,760,165
Repairs and maintenance	25,838
Depreciation	882,060
Insurance	553,390
Advertising	101,751
Telephone	248,591
Computer expense	201,621
Bad debt expense	293,061
Office expense	143,606
Postage and messenger	16,841
Travel and entertainment	330,546
Bank fees	25,918
Interest	318,626
Contributions	37,890
Dues and subscriptions	10,678
Miscellaneous	11,359

Total expenses		10,871,862

Income before income taxes and noncontrolling interest in subsidiary		6,064,760

Income tax expense		255,800

INCOME BEFORE NONCONTROLLING INTEREST IN SUBSIDIARY		5,808,960

Less: Net income attributable to noncontrolling interest in subsidiary		(597,059)

NET INCOME ATTRIBUTABLE TO DE NOVO LEGAL, LLC		$5,211,901

The notes to financial statements are made a part hereof.

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2010

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Cash flows from operating activities:
Income before noncontrolling interest in subsidiary	$5,808,960

Adjustments to reconcile results of operations to net cash effect of operating activities:
Depreciation expense	882,060
Deferred income taxes	170,000
Bad debt expense	293,061
Net change in asset and liability accounts:
Accounts receivable	(3,561,390)
Prepaid expenses and other current assets	(67,751)
Security deposits	(17,896)
Accounts payable and accrued expenses	875,949
Deferred rent payable	(44,609)
Prepaid taxes	(293,888)

Net cash provided by operating activities	4,044,496

Cash flows from investing activities:
Purchase of fixed assets	(423,281)
Loans to members	(3,875,092)

Net cash used for investing activities	(4,298,373)

Cash flows from financing activities:
Repayments - capital leases payable	(876,629)
Distributions to members	(1,200,000)
Proceeds from bank note payable, net	2,565,000

Net cash provided by financing activities	488,371

NET INCREASE IN CASH	234,494

Cash and cash equivalents - January 1, 2010	82,495

CASH AND CASH EQUIVALENTS - DECEMBER 31, 2010	$316,989

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$320,477

Income taxes	$342,088

Fixed assets acquired through capital leases	$676,494

The notes to financial statements are made a part hereof.

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE A -  Summary of Significant Accounting Policies

Operations

The consolidated financial statements include the accounts of De Novo Legal, LLC and De Novo Legal Electronic Discovery, LLC, which is 85% owned by De Novo Legal, LLC and 15% owned by an individual member of De Novo Legal, LLC. All significant intercompany transactions and balances have been eliminated in combination.

De Novo Legal, LLC is in the business of providing temporary legal staffing to local and regional law firms and corporations in New York, Atlanta, Houston, San Francisco, Los Angeles, Boston and the District of Columbia.

De Novo Electronic Discovery, LLC is in the business of providing electronic discovery services which include processing and hosting legal data from two co-locations in Hawthorne, New York and San Jose, California.

Three clients represented approximately 50% of revenues and approximately 24% of accounts receivable at December 31, 2010, with the largest client representing approximately 21% and 12% of the respective totals.

Noncontrolling Interest in Subsidiary

The Company presents the 15% interest in De Novo Electronic Discovery, LLC., which is not directly owned by De Novo Legal LLC, in accordance with the provisions of the Financial Accounting Standards Board standard on “Noncontrolling Interests in Consolidated Financial Statements” which requires that the portion of net income attributable to noncontrolling interests for subsidiaries be presented separately as net income (loss) applicable to noncontrolling interests on the consolidated statement of operations, and the portion of the members’ equity of such subsidiaries be presented as noncontrolling interests on the consolidated balance sheet.

Revenue Recognition

Revenue is recognized when the services are performed and there are no significant uncertainties concerning collection of the related receivables. At December 31, 2010, the Company has not recorded revenues of approximately $177,000 related to services performed but whose collectability is contingent on the successful outcome of certain litigation related to a client of one of the Company’s customers which is not scheduled to commence until the Fall of 2011.

(Continued)

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE A -  Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. The Company maintains its cash balances at one financial institution.

Accounts Receivable

The Company extends credit based on a valuation of its clients’ financial condition. Management believes that all accounts at December 31, 2010 are fully collectable. Therefore, no allowance for doubtful accounts is deemed required at December 31, 2010.

Depreciation

Depreciation of equipment, furniture and leasehold improvements is computed on a straight-line basis for financial accounting purposes. Leasehold improvements are amortized over the remaining life of the lease and equipment and furniture are depreciated over their estimated useful life. For income tax purposes, depreciation is computed by accelerated methods.

Advertising

Advertising costs are expensed as incurred. For the year ended December 31, 2010, advertising expense approximated $96,000.

Use of Estimates and Subsequent Events

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company has considered subsequent events occurring through March 29, 2011, the date the financial statements became available for distribution, in evaluating its estimates and in the preparation of its financial statements.

(Continued)

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE B -  Equipment, Furniture and Improvements

At December 31, 2010, equipment, furniture, computer software and improvements consist of the following:

		Estimated
		Useful Lives
		(Years)

Equipment	$4,274,392	5
Furniture	66,428	7
Leasehold improvements	259,517	2-4
Computer software	67,563	3

Total	4,667,900

Accumulated depreciation	(1,894,243)

Net equipment, furniture and improvements	$2,773,657

The above includes equipment under capital leases with a cost of approximately $3,182,000 (Note F).

NOTE C -  Income Taxes

The Company is treated in the same manner as a partnership for federal and state income tax purposes but reports its operations on a cash basis for income tax purposes. Under this election, the cash basis taxable earnings or losses of the Company are reportable on the personal income tax returns of the members and any federal and state income taxes thereon are payable by them. However, the Company is subject to New York City, West Virginia, Texas, Georgia and Washington, D.C. unincorporated business taxes and, therefore, records deferred taxes on the difference between accrual basis and cash basis earnings in these jurisdictions. Accordingly, the Company has recorded the following income tax expense for the year ended December 31, 2010:

Currently payable	$146,800
Net increase in deferred tax assets	170,000

Total	316,800

Less: Prior years’ net overaccruals	(61,000)

Total	$255,800

(Continued)

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE C -  Income Taxes (Continued)

The Company’s federal income tax returns have not been examined by the Treasury Department or local jurisdictions in recent years.

NOTE D -  Commitments and Contingencies

Rent

The Company’s principal premises are sublet from an unrelated party to October 31, 2011 at an annual rental of approximately $392,000 plus overtime charges.

In addition, the Company sublets or leases space from unrelated parties in various other locations (Note A).

Certain of the above-mentioned leases have rentals which increase over their term. The rentals under these leases are recorded for financial accounting purposes on a straight-line basis. At December, 31, 2010, future rentals of approximately $59,000 have been reflected as a noncurrent liability in the attached balance sheet. This noncurrent liability for rent payable will be reduced in future years to the extent that the minimum rentals payable in those years exceeds the average net expense recorded on a straight-line basis.

The aggregate minimum rental commitments for premises under lease agreements with noncancelable terms at December 31, 2010 are as follows:

Year ending December 31:
2011	$1,493,126
2012	843,978
2013	77,181

Total	$2,414,285

Rent expense was approximately $1,760,000 for the year ended December 31, 2010.

Guaranteed Payments

An employment agreement with the Company’s chief executive officer, who is also a 20% member, provides for a guaranteed minimum annual compensation of $300,000.

(Continued)

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE D -  Commitments and Contingencies (Continued)

Guaranteed Payments (Continued)

In addition, an employment agreement with a managing director of the Company, who is also a 5% member, and holds the minority interest in De Novo Electronic Discovery, LLC provides for a guaranteed minimum annual compensation of $200,000 and a bonus based on certain results of De Novo Legal, LLC.

Software License Agreement

In December 2010, the Company entered into a software license agreement for a period of three years, commencing January 1, 2011, requiring a minimum annual payment of $680,000 plus monthly fees for usage in excess of stipulated amounts. As at December 31, 2010, the Company has prepaid approximately $535,000 of the fee due under the license agreement.

NOTE E -  Bank Loans Payable

Outstanding loans at December 31, 2010 are comprised of borrowings under a $7,000,000 revolving credit agreement which expires on June 30, 2011. Borrowings are limited to eligible accounts receivable and bear interest at various interest rates pegged to either the prime rate or LIBOR as defined at the dates of the various borrowings. The interest rate at December 31, 2010 was 4.25%. The advances are collateralized by the Company’s assets not otherwise pledged. The loans contain a subjective acceleration clause, which allows the bank to call the loans if a material adverse change occurs.

NOTE F -  Equipment Leases Payable

The Company leases certain equipment under capital leases, with interest at rates ranging from approximately 1.3 % to 20.6% a year, payable in monthly installments through November 2014. The remaining payments at December 31, 2010 are due as follows:

Year ending December 31:
2011	$933,343
2012	574,402
2013	160,840
2014	36,986

Total	1,705,571

Less amount representing interest	152,464

Net	$1,553,107

(Continued)

Cornick Garber Sandler

Certified Public Accountants & Advisors

DE NOVO LEGAL, LLC AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE G -  Due From Members

Interest on outstanding loans is being charged at a rate based on the applicable “federal rate” for the year. Interest income for the year ended December 31, 2010 was $22,122. The loans are due not later than December 30, 2013.